EXHIBIT 23.1

                        CONSENT OF Vasquez & Company, LLP


         We hereby consent to the incorporation by reference in this Registration Statement on form S-8 of our report dated March 29, 2002 which appears in the CBCom, Inc. Annual Report on Form 10 KSB for the year ended December 31, 2001. Our report contains an explanatory paragraph regarding the Company's ability as a going concern.

         We also consent to the reference to us under the caption "Experts" in the registration statement.





/s/ Vasquez & Company, LLP

April 18, 2002




































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